UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 14, 2010

NETAPP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-27130	77-0307520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
495 East Java Drive
Sunnyvale, CA 94089
(Address of principal executive offices) (Zip Code)
(408) 822-6000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report )
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
On June 10, 2008, NetApp, Inc. (the “Company”) issued $1.265 billion aggregate principal amount of 1.75% Convertible Senior Notes due 2013 (the “Notes”).
In connection with the offering of the Notes, the Company and Lehman Brothers OTC Derivatives Inc. entered into convertible bond hedge transaction pursuant to a long-form Confirmation, dated as of June 4, 2008, and an Amendment to Confirmation, dated June 6, 2008 (collectively, the “Hedge Documents”). On September 15, 2008, Lehman filed a voluntary petition for relief under Chapter 11 or Title II of the United States Code (the “Bankruptcy Case”). As a result of Lehman’s Bankruptcy Case, on April 14, 2010, pursuant to the terms of a termination agreement between the Company and Lehman (the “Termination Agreement”), the Company agreed, among other things, to terminate the Hedge Documents in exchange for the allowance of a general, unsecured claim against Lehman in the amount of $57,000,000.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NETAPP, INC. (Registrant)
April 20, 2010	By:	/s/ Andrew Kryder
Andrew Kryder
Secretary, General Counsel, and Senior Vice President, Legal and Tax